Exhibit 10.99

Supplementary Agreement

Party A (lender): Weiqing Guo

ID number: [   ]

Party B (Borrower): Yuying Zhang

ID number No.: [   ]

On May 24, 2022, Party A and Party B signed the “Loan Agreement”, agreeing that Party A shall lend Party B 15,000,000 RMB, and Party B shall repay the above-mentioned loan in one lump sum on May 23, 2023, but it has not been repaid upon maturity (see the “Loan Agreement” for details). Regarding the above matters, Party A and Party B have reached a consensus and signed the following supplementary agreement on May 23, 2023:

1. In accordance with the Loan Agreement, Party A requests Party B’s cooperation in completing the property mortgage guarantee procedures by June 23rd, 2023.

2. Through amicable negotiation, Party A agrees that Party B will repay the principal amount in full before May 23rd, 2024.

3. Upon completion of the loan repayment, Party A guarantees immediate cooperation with Party B in handling the property decompression procedures.

This supplementary agreement is an integral part of the original Loan Agreement and is made in duplicate, with each party holding one copy. It becomes effective immediately upon being signed by both parties.

Party A (signature):	Party B (signature):